                                                                    Exhibit 99.2

                     JOINT FILING AND SOLICITATION AGREEMENT

      WHEREAS,   certain  of  the  undersigned  are   stockholders,   direct  or
beneficial, of Rural/Metro Corporation, a Delaware corporation ("Rural");

      WHEREAS,  Accipiter Life Sciences Fund, LP, a Delaware limited partnership
("Accipiter  Life  Sciences"),  Accipiter  Life Sciences Fund II, LP, a Delaware
limited partnership ("ALSF II"), Accipiter Life Sciences Fund (Offshore),  Ltd.,
a Cayman  Islands  company  ("ALSF  Offshore"),  Accipiter Life Sciences Fund II
(Offshore), Ltd., a Cayman Islands company ("ALSF II Offshore"),  Accipiter Life
Sciences  Fund II (QP),  LP, a  Delaware  limited  partnership  ("ALSF  II QP"),
Accipiter  Capital  Management,   LLC,  a  Delaware  limited  liability  company
("Management"),  Candens  Capital,  LLC, a Delaware  limited  liability  company
("Candens"),  Gabe Hoffman,  Eugene Davis,  Mohsin Y. Meghji and Earl P. Holland
wish to form a group for the purpose of seeking  representation  on the Board of
Directors of Rural;

      WHEREAS,  Accipiter Life Sciences intends to nominate Eugene Davis, Mohsin
Y.  Meghji  and Earl P.  Holland  as  nominees  to be  elected  to the  Board of
Directors of Rural at the 2007 annual meeting of  stockholders  of Rural, or any other  meeting  of  stockholders  held in lieu  thereof,  and any  adjournments, postponements, reschedulings or continuations thereof (the "Annual Meeting").

      NOW, IT IS AGREED, this 3rd day of October 2007 by the parties hereto:

            1. In accordance  with Rule  13d-1(k)(1)(iii)  under the  Securities
Exchange Act of 1934, as amended,  each of the  undersigned  (collectively,  the
"Group")  agrees to the joint filing on behalf of each of them of  statements on
Schedule 13D with respect to the  securities of Rural.  Each member of the Group shall be responsible for the accuracy and completeness of his/her own disclosure therein.

            2. So long as this agreement is in effect,  each of the  undersigned shall provide written notice to Olshan  Grundman Frome  Rosenzweig & Wolosky LLP
("Olshan") of (i) any of their  purchases or sales of  securities  of Rural;  or
(ii) any  securities  of Rural over which they acquire or dispose of  beneficial ownership.  Notice  shall  be  given no later  than 24  hours  after  each  such transaction.

            3. Each of the  undersigned  agrees to  solicit  proxies  or written consents for the election of Eugene Davis, Mohsin Y. Meghji and Earl P. Holland,
or any other  person(s)  nominated by Accipiter Life  Sciences,  to the Board of
Directors of Rural at the Annual Meeting.

            4. Accipiter Life Sciences  agrees to bear all expenses  incurred in connection with the Group's  activities,  including  expenses incurred by any of the parties in a solicitation  of proxies or written  consents by the members of the Group in connection with the Annual Meeting.  Notwithstanding the foregoing,
Accipiter  Life  Sciences  shall not be required to reimburse  any party for (i)
out-of-pocket  expenses  incurred by a party in the  aggregate in excess of $250 without Accipiter Life Sciences' prior written  approval;  (ii) the value of the time of any party;  (iii) legal fees incurred  without  Accipiter Life Sciences'
prior  written  approval;  or (iv) the costs of any counsel,  other than Olshan, employed  in  connection  with any  pending  or  threatened  litigation  without
Accipiter Life Sciences' prior written approval.

            5. The  relationship  of the  parties  hereto  shall be  limited  to carrying  on the  business  of the  Group in  accordance  with the terms of this
Agreement.  Such  relationship  shall be construed and deemed to be for the sole and limited  purpose of carrying on such business as described  herein.  Nothing herein  shall be  construed  to  authorize  any party to act as an agent for any other party,  or to create a joint venture or  partnership,  or to constitute an indemnification.  Nothing herein shall restrict any party's right to purchase or sell  securities  of  Rural,  as  he/she  deems  appropriate,  in  his/her  sole discretion,  provided  that  all such  sales  are  made in  compliance  with all applicable securities laws.

            6. This  Agreement  may be executed in  counterparts,  each of which shall be deemed an original and all of which,  taken together,  shall constitute but one and the same  instrument,  which may be  sufficiently  evidenced  by one counterpart.

            7. In the event of any dispute arising out of the provisions of this
Agreement,  the parties hereto consent and submit to the exclusive  jurisdiction of the Federal and State Courts in the State of New York.

            8. Any party hereto may terminate his or her obligations  under this agreement at any time on 24 hours' written  notice to all other parties,  with a copy by fax to Steven Wolosky at Olshan, Fax No. (212) 451-2222.

            9. Each party acknowledges that Olshan shall act as counsel for both the Group and Accipiter Life Sciences.

                            [Signature page follows]

       IN WITNESS WHEREOF, THE PARTIES HERETO CAUSED THIS AGREEMENT TO BE
              EXECUTED AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

                                         ACCIPITER LIFE SCIENCES FUND, LP

                                         By: Candens Capital, LLC
                                             its general partner

                                         By: /s/ Gabe Hoffman
                                             -----------------------------------
                                             Gabe Hoffman, Managing Member

                                         ACCIPITER LIFE SCIENCES FUND II, LP

                                         By: Candens Capital, LLC
                                             its general partner

                                         By: /s/ Gabe Hoffman
                                             -----------------------------------
                                             Gabe Hoffman, Managing Member

                                         ACCIPITER LIFE SCIENCES FUND II (QP),
                                         LP

                                         By: Candens Capital, LLC
                                             its general partner

                                         By: /s/ Gabe Hoffman
                                             -----------------------------------
                                             Gabe Hoffman, Managing Member

                                         ACCIPITER LIFE SCIENCES FUND
                                         (OFFSHORE), LTD.

                                         By: Accipiter Capital Management, LLC
                                             its investment manager

                                         By: /s/ Gabe Hoffman
                                             -----------------------------------
                                             Gabe Hoffman, Managing Member

                                         ACCIPITER LIFE SCIENCES FUND II
                                         (OFFSHORE), LTD.

                                         By: Accipiter Capital Management, LLC
                                             its investment manager

                                         By: /s/ Gabe Hoffman
                                             -----------------------------------
                                             Gabe Hoffman, Managing Member

                                         ACCIPITER CAPITAL MANAGEMENT, LLC

                                         By: /s/ Gabe Hoffman
                                             -----------------------------------
                                             Gabe Hoffman, Managing Member

                                         CANDENS CAPITAL, LLC

                                         By: /s/ Gabe Hoffman
                                             -----------------------------------
                                             Gabe Hoffman, Managing Member

                                         /s/ Gabe Hoffman
                                         ---------------------------------------
                                         GABE HOFFMAN

                                         /s/ Eugene I. Davis
                                         ---------------------------------------
                                         EUGENE I. DAVIS

                                         /s/ Mohsin Y. Meghji
                                         ---------------------------------------
                                         MOHSIN Y. MEGHJI

                                         /s/ Earl P. Holland
                                         ----------------------------------------
                                         EARL P. HOLLAND